EXHIBIT 3.2
 BYLAWS
 OF
 INTERMOUNTAIN REFINING CO., INC.

 S1_EX-10

                                     BYLAWS
                                       OF
                          INTERMOUNTAIN REFINING CO., INC.

                                    ARTICLE I
                                     OFFICES

     The principal office for the transaction of the business of the corporation shall be in the City of Farmington, State of New Mexico.  The corporation may also have an office or offices at such other places within or without the State of New Mexico as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     2.1  Place.  All meetings of shareholders shall be held at the principal office of the corporation or at any place within or without the State of New
Mexico which may be designated by the Board of Directors.

     2.2  Annual Meeting.  The annual meeting of shareholders shall be held during the month when the corporation's fiscal year ends, or at such other date as is determined by the Board of Directors.  At the annual meeting, the shareholders shall elect a Board of Directors to serve until the next annual meeting and until their successors are elected, and may also transact such other business as may properly be brought before the meeting.

     2.3  Special Meeting.  Special meetings of the shareholders may be called by the Board of Directors, or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting.  Business transacted at such special meetings shall be confined to the objects stated in the call and matters germane to that.

     2.4  Notice.  Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty
(50) days before the date of the meeting, either personally or by mail, at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting; except that such notice shall be delivered to all shareholders of record, whether or not entitled to vote at such meeting, not less than thirty (20) days before the date of the meeting, if a purpose of the meeting includes merger or consolidation with another corporation or the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation if not in the usual and regular course of its business.  The written notice shall include notice of the following purpose or purposes for any meeting, whether regular or special:  sale, lease, exchange, or other disposition of all or substantially all of the corporation's assets; merger or consolidation with another corporation; amendment of the Articles of
Incorporation; voluntary dissolution of the corporation or revocation of voluntary dissolution proceedings; or a plan of distribution of securities or any other assets in connection with winding up the business of the corporation.
If mailed, the notices shall be deemed to be delivered when deposited in the
United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.
Attendance of a shareholder in person or by proxy at a meeting constitutes a waiver of notice of the meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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     The transactions at any meeting of shareholders, however called and noticed, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote, not so present at the meeting in person or by proxy, signs a written waiver of notice or a consent to the holding of a meeting or an approval of the minutes thereof.

     2.5  Consents.  Any action that may be taken at a meeting of the shareholders, except approval of an agreement for merger or consolidation of the corporation with other corporations and except as may be otherwise required by law, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote at a meeting upon such action and filed with the Secretary of the corporation.

     2.6  Quorum.  The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business, except as otherwise provided by statute or by the
Articles of Incorporation.  If a quorum is present at the commencement of a meeting, business may be transacted until it is adjourned even though the withdrawal of shareholders leaves less than a quorum present.

     2.7  Adjourned Meetings.  Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented thereat, but if a quorum is not present, no other business may be transacted.  When a meeting is adjourned for less than thirty days, it is not necessary to give notice of the time, place, or business to be transacted except by announcement at the time adjournment is taken.  When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

     2.8  Proxies.  A proxy, to be valid at any meeting, shall have been executed within eleven months prior to the meeting, unless the person executing it specifies therein a longer or shorter period (including an indefinite period).  All proxies shall be in writing, executed by the person entitled to vote or by his duly authorized attorney in fact, and delivered to the Secretary of the corporation.

     2.9  Organization.  The chair of the Board, or in his absence the vice-chair of the Board, or the President, in the order named, shall call meetings of the shareholders to order, and shall act as chair of such meeting;
provided, however, that the Board of Directors or executive committee may appoint any shareholder to act as chair of any meeting in the absence of the chairman of the Board.  The secretary of the corporation shall act as secretary at all meetings of the shareholders; but in the absence of the secretary at any meeting of the shareholders the presiding officer may appoint any person to act as secretary of the meeting.

     2.10  Voting. At each meeting of the shareholders, every shareholder shall be entitled to vote in person, or by proxy appointed by instrument in writing, subscribed by such shareholder or by his duly authorized attorney, and delivered to the inspectors at the meeting; and he shall have one vote for each share of stock standing registered in his name at the date fixed by the Board of
Directors pursuant to these bylaws.  The votes for directors and, upon demand of any shareholder, or where required by law, the votes upon any question before the meeting, shall be by ballot.

     At least 10 days before each meeting of the shareholders for electing directors, a full, true, and complete list, in alphabetical order, of all of the shareholders entitled to vote at such election, showing the address of each shareholder, and indicating the number of shares held by each, shall be furnished and held open for inspection in such manner as is required by law.
Only the persons in whose names shares of stock stand on the books of the corporation at the date fixed by the Board of Directors pursuant to these bylaws, as evidenced in the manner provided by law, shall be entitled to vote in person or by proxy on the shares so standing in their names.

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     Prior to any meeting, but after the date fixed by the Board of Directors pursuant to these bylaws, any proxy may submit his powers of attorney to the
Secretary, or the Treasurer, for examination.  The certificate of the Secretary, or of the Treasurer, as to the regularity of such powers of attorney, and as to the number of shares held by the persons who severally and respectively executed such powers of attorney, shall be received as prima facie evidence of quorum at such meeting and of organizing the same, and for all other purposes.

     2.11  Election Inspectors.  One or three election inspectors may be appointed by the Board of Directors in advance of a shareholders' meeting or at the meeting by the chairman thereof.  If not previously chosen, inspectors shall be appointed by the chairman at the meeting if requested by one or more shareholders or proxies.  When inspectors are appointed at the request of shareholders or proxies, the majority of shares present at a meeting shall determine whether one or three are to be chosen.

     The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the result, and shall do all other acts necessary to the expeditious and impartial conduct of the vote.  Upon request of the chairman of the meeting or of any shareholder or proxy, the inspectors shall make a written report and certificate of their determination of any matter.  If there are three inspectors, the determination, report, or certificate of two is effective as if made by all.

     2.12  Fixing Date for Determination of Shareholders' Rights.  The Board of
Directors is authorized from time to time to fix in advance a date, not exceeding 50 days before the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of stock, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and vote at, such meeting and any adjournment, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as stated.  If no record date is fixed:

          (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the notice is given, or, if notice is waived, at the close of business on the day before the meeting is held;

          (ii) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

          (iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the directors adopts the resolution relating to it.

                                   ARTICLE III
                                   DIRECTORS

     3.1  Number and Qualifications.  Subject to any limitations contained in the Articles of Incorporation and in the statutes as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation shall be controlled by, its Board of Directors, which shall consist of not fewer than two directors.  Except as to the number constituting the initial Board of Directors, the number of directors shall be determined by the shareholders at the annual meeting of shareholders, and the directors shall be elected by the shareholders at the annual meeting of the shareholders, and each director shall be elected to serve until the next annual meeting and until his successor shall be elected and qualified.

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     3.2  Managing Director.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint a managing director and may delegate to the managing director, to the extent provided in the resolution or a subsequent resolution passed by a majority of the whole Board, any of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, except the power and authority of the Board in reference to:  (i) declaring dividends or authorizing distributions; (ii)
approving or recommending to shareholders actions or proposals required by law to be approved by shareholders; (iii) designating candidates for the office of director, for purposes of proxy solicitation or otherwise, or filling vacancies on the Board of Directors or on any committee thereof; (iv) amending the bylaws;
(v) approving a plan of merger not requiring shareholder approval; (vi)
authorizing or approving the re-acquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; (vii) authorizing or approving the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series or a class of shares; and (viii) such other powers as are required by law to be exercised directly by the Board of
Directors.  The managing director shall report to the Board of Directors and shall maintain such records of its actions as the Board may require from time to time.

     3.3  Vacancies.  Vacancies in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by the sole remaining director, and each director so elected shall hold office for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     3.4  Place of Meetings.  The Board of Directors may hold its meetings at any place within or without the State of New Mexico designated from time to time by resolution of the Board or by written consent of all the members of the
Board.  In the absence of such designation, meetings shall be held at the principal office of the corporation.  Any regular or special meeting is valid wherever held if held upon written consent of all the members of the Board of
Directors, given either before or after the meeting and filed with the Secretary of the corporation.

     3.5  Meetings.  The Board of Directors shall hold its annual meeting immediately after the annual shareholders' meeting.  Notice of such meeting is hereby dispensed with.  Other regular meetings of the Board of Directors may be held without notice at such time as shall from time to time be determined by the
Board of Directors, provided notice of any change in the time or place of any such meeting is sent to all directors.  Written notice of special meetings stating the date, time, and place shall be delivered either personally or by mail to each director no less than two days before the date of the meeting.
Members of the Board of Directors may participate in the meeting of the Board by means of a conference telephone or similar communications equipment pursuant to which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     3.6  Special Meetings.  Special meetings of the Board may be called by the chair of the Board or the President on two days' notice to each director, either personally, by first class mail, by overnight courier, or by facsimile; special meetings shall be called by the chair of the Board or the President or Secretary in like manner and on like notice on the written request of two directors.

     3.7  Quorum.  At all meetings of the Board the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of
Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these bylaws.

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     3.8  Consents.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board consent in writing to such action.

     3.9  Dissents.  A director who is present at a meeting of the Board of
Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) his dissent is entered in the minutes of the meeting, or (b) he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or (c) he forwards his dissent by certified mail to the Secretary of the corporation immediately after the adjournment of the meeting.  The right to dissent shall not apply to a director who voted in favor of such action.

     3.10  Committees.  The Board of Directors may, by resolution(s) passed by a majority of the whole Board of Directors, appoint an executive committee and other committees, composed of two or more directors, and may delegate to the executive committee or other committees, to the extent provided in the resolution(s) or by subsequent resolution(s) passed by a majority of the whole
Board, any of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, except the power and authority of the Board to:  (i) declare dividends or authorize distributions;
(ii) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (iii) designate candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board of Directors or on any committee thereof; (iv) amend the bylaws; (v)
approve a plan of merger not requiring shareholder approval; (vi) authorize or approve the re-acquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; (vii) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series or a class of shares; and (viii) such other powers as are required by law to be exercised directly by the Board of Directors.

     The executive committee and other committees so appointed shall keep regular minutes of their proceedings and shall report the same to the Board of
Directors as it may require from time to time.

     3.11  Compensation.  Directors, as such, shall not receive any stated
salaries for their services but, by resolution by the Board of Directors, any director may be paid a fixed sum, including a fixed monthly fee, and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of the executive committee and other committees may be allowed like compensation and expenses for attending meetings of the committees.

     3.12  Removal.  The entire Board of Directors or any individual director may be removed, with or without cause, from office by a vote of shareholders holding a majority of the outstanding shares then entitled to vote at an election of directors.  In case the entire Board or any one or more directors are so removed, new directors may be elected at the same meeting.

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                                   ARTICLE IV
                                    OFFICERS

     4.1  Officers and Qualifications.  The officers of the corporation shall be a President, one or more Vice-Presidents, a Secretary, and a Treasurer, all of whom shall be chosen by the Board of Directors.  The Board of Directors may also choose one or more Assistant Secretaries and Assistant Treasurers.  Any two or
more offices may be held by the same person.  One person may hold two of more offices, except that the offices of President and Secretary may not be the same person.  In its discretion, the Board of Directors may leave unfilled any office except those of President, Treasurer, and Secretary.

     4.2  Election.  The Board of Directors, at its annual meeting, shall choose a President, one or more Vice Presidents, a Secretary ,and a Treasurer, none of whom need be a member of the Board.

     The Board of Directors may appoint at the time of such meeting or at such other time or times as the business of the corporation may require, such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     4.3  Compensation.  The salaries of the principal officers of the corporation shall, and salaries of other employees may, be fixed from time to time by the Board of Directors and may be changed from time to time by it in its discretion.

     4.4  Term.  The officers of the corporation shall hold office until they are removed or resign or until their successors are chosen.

     4.5  Duties of Officers.  The duties and powers of the officers of the corporation shall be as follows, as supplemented from time to time by resolution of the Board of Directors:

          (a)  President.  The President shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall exercise such other powers and perform such other duties as shall be determined from time to time by the Board of Directors;

          (b)  Vice Presidents.  The Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe;

          (c)  Secretary and Assistant Secretaries.  The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose at the principal office of the corporation or at such other place as the Board of Directors may from time to time determine.  He shall keep at the principal office for the transaction of the business of the corporation the original or a copy of the bylaws, amended or otherwise altered to date, certified by him, and a share register or a duplicate share register, showing the names of the shareholders and their addresses, the number and class of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation.  He shall give such notices as may be required by law or these bylaws.  In addition, he shall exercise such other powers and perform such other duties as shall be determined by the Board of Directors.

     The Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of
Directors shall prescribe; and

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          (d)  Treasurer and Assistant Treasurers.  The Treasurer shall have the custody of the corporate funds and securities and shall keep adequate and correct accounts of the corporate properties and business transactions.  He shall disburse the funds of the corporation as may be ordered by the Board of
Directors, taking proper vouchers for such disbursements, shall render to the
President and directors, at regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall exercise such other powers and perform such other duties as shall be determined by the Board of
Directors.

          The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of
Directors shall prescribe.

     4.6  Removal.  Any officer may be removed or replaced at any time either with or without cause by vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.  Furthermore, nothing contained in the Articles of Incorporation or in the bylaws, as they may be amended from time to time, shall be construed as providing a basis for an express or implied contract of employment between the corporation and the officer or agent.  Such officer or agent shall have only those contract rights contained in the express written employment agreement between the corporation and the officer or agent.

     4.7  Resignation.  Any director or other officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation, unless some other time be fixed in the resignation, and then from that time.  The acceptance of a resignation shall not be required to make it effective.

                                    ARTICLE V
                                     SHARES

     5.1  Certificates for Shares.  Certificates representing shares of the corporation shall be in such form as may be determined by the Board of
Directors.  Such certificates shall be signed by the chair of the Board, the
President, or a Vice-President, and also by the Secretary or an Assistant
Secretary, and shall be sealed with the seal of the corporation.  The seal may be a facsimile.  If a stock certificate is countersigned by (i) a transfer agent other than the corporation or its employee, or (ii) a registrar other than the corporation or its employee, such signature on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.  All certificates for shares all be consecutively numbered or otherwise identified.
The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued upon such terms and indemnity to the corporation as the Board of
Directors may prescribe.

     5.2  Registered Shareholders.  The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Mexico.

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     5.3  Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for shares to be lost or destroyed.  When authorizing such issue of a new certificate or certificates the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     5.4  Transfers of Shares.  Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed the owner for all purposes as regards the corporation.

                                   ARTICLE VI
                            DIVIDENDS AND DISTRIBUTIONS

     Except as otherwise provided by law, the Board of Directors at any regular or special meeting may declare dividends or authorize distributions, whenever in the exercise of its discretion it may deem such dividends or distributions advisable.  Such dividends or distributions may be paid in cash, property, or shares of the corporation.  The foregoing notwithstanding, no such dividends or distributions shall be made if, after giving effect thereto, either:

               i)   the corporation would be unable to pay its debts as they
become due in the usual course of business, or

               ii)  the corporation's total assets would be less than the sum of its total liabilities and the maximum amount that then would be payable in any liquidation, in respect of all outstanding shares having preferential rights in liquidation.

                                   ARTICLE VII
                      CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     7.1  Contracts.  The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     7.2  Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general of confined to specific instances

     7.3  Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, and notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officers or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     7.4  Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

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     7.5  Power to Execute Proxies.  The chair of the Board, the vice-chair, the
President or any Vice-President may execute proxies on behalf of the corporation with respect to the voting of any shares of stock owned by the corporation.

                                  ARTICLE VIII
                                   AMENDMENTS

     The power to adopt, amend, or repeal the bylaws or adopt new bylaws shall be vested in the Board of Directors.

                             CERTIFICATION OF BYLAWS

     I certify that these bylaws were duly adopted by the Board of Directors of
Intermountain Refining Co., Inc., have not been amended, superseded, or rescinded, and are currently in full force and effect.

July 22, 1999
                                   Rick L. Hurt
                                   Secretary

ATTEST:

William N. Hager
President

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